EXHIBIT 10.1


                               September 17, 1999


FullNet Communications, Inc.
200 North Harvey Street
Suite 1704
Oklahoma City, OK 73102

Attention:  Timothy J. Kilkenny, President and Chief Executive Officer


Re:  Engagement Agreement: Financial Advisory Services

Dear Tim:

     This agreement ("Agreement") commences effective September 1, 1999 between FullNet Communications, Inc., an Oklahoma corporation (the "Company"), and National Securities Corporation, a registered broker/dealer ("National"). Pursuant to this Agreement, National will provide services to the Company as set forth below:

     1.  Purpose.
         --------

     The Company hereby retains National on an exclusive basis during the Engagement Period (as herein after defined) to render financial advisory services to the Company relating to investment banking, shareholder value and merger and acquisitions matters (as more fully described in Section 3 below), upon the terms and conditions as set forth herein (provided, however, National acknowledges the pre-existing relationship between the Company and William & Waddell, Inc., and agrees that the existence of such relationship shall not be deemed to be a breach of this Section 1). In performance of these duties, National shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of National's advice is not measurable in any quantitative manner, and that National shall not be obligated to spend any specific amount of time performing duties hereunder.

     2.  Engagement Period.
         ------------------

     The term of this agreement shall be for twelve months commencing effective September 1, 1999 and terminating as of August 31, 2000, unless extended by mutual agreement of National and the Company or earlier terminated as provided in sections 10 and 14(b) hereof (the "Engagement Period").

     3.  Financial Advisory Services.
         ----------------------------

     A.        Services.
               ---------

     National will provide such of the following advisory services to the Company as are appropriate and as the Company may request:

     (i) Provide general financial and strategic advice to assist the Company in increasing shareholder value;
     (ii)      Advise   the   Company   in   developing   and   implementing   a
               financial/public relations strategy;

FullNet Communications, Inc.
September 17, 1999
Page 2

     (iii) When deemed appropriate by National, advise the Company on exchange listing issues;
     (iv) Advise on capitalization structure and capital needs of the Company;
     (v) Advise on the Company's quarterly forecasting and financial reporting;
     (vi) Advise on the Company's acquisition models, analysis and purchase procedures;
     (vii) Advise in the preparation and/or modification of the Company's business plan; and
     (viii) Provide general corporate finance, capital planning and strategic advice to the Company.


     B.        Compensation.
               -------------

     (i) For serving as financial advisor, the Company agrees to pay National a financial advisory fee of $5,000 upon execution of this Agreement and $5,000 monthly due on or before the 1st day of each month during the Engagement Period (collectively, the "Financial Advisory Fees"). Should a sale of the Company occur during the Engagement Period, all unpaid Financial Advisory Fees shall be due and payable. Additionally, the Company shall issue to National or its designees, promptly upon notification by National of the names of its designees, if any, and the respective share amounts to be issued to such persons, an aggregate 100,000 shares (the "Shares") of its common stock ("Common Stock"). Such Shares shall be "restricted," as such term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and shall contain a restrictive legend restricting the transferability thereof. Compensation payable to National under this Agreement shall be in addition to the amounts payable under the separate Engagement Agreement relating to Private Placement/Financings dated the date of this Agreement (the "Private Placement/Financings Agreement"); provided, however, to the extent that a Business Combination is consummated by the Company, and a Business Combination Transaction Fee is payable to National pursuant to Section 4(B) of this Agreement, no Financing Fees or Placement Fees (as such terms are defined in the Private Placement/Financings Agreement), shall be payable to National under the Private Placement/Financings Agreement in respect of such transaction unless a separate Private Placement or Debt Financing (as such terms are defined in the Private Placement/Financings Agreement) is consummated in connection with the Business Combination.

     (ii) If the Company at any time proposes to register any shares of its Common Stock under the Securities Act, whether or not for sale for its own account, other than an offering primarily or exclusively to employees, and the registration form to be used may also be used for the registration of Common Stock (a
               "Piggyback Registration") owned by National or its designees (collectively, the "National Group"), the Company shall at such time notify the National Group at least 30 days prior to the filing of any registration statement with respect thereto. Upon the receipt of a written request of any member of the National Group made within ten (10) days after such notice (which request shall specify the Common Stock intended to be registered), the Company will use its best efforts, subject to the limitations set forth below, to include in such registration the Shares. For the purposes of this Section 3(B)(ii), best efforts shall not require the Company to reduce the amount or sale price of the securities it proposes to register. Each such request shall also contain an undertaking from the participating member(s) of the National Group to provide all such information and material and to take all actions as may be required by the Company in order to permit the Company to comply with all applicable federal and state securities laws. Notwithstanding any other provision of this
               Section 3(B)(ii), in the case of an underwritten public offering, if the managing underwriter determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit, or exclude entirely, the number of shares (including those of the participating members of the National Group) to be included in such Piggyback Registration. If limited, the Shares of the participating members of the National Group will be registered pro rata with any other holders of Common Stock or Common Stock equivalents having registration rights.

FullNet Communications, Inc.
September 17, 1999
Page 3

               The participating members of the National Group shall pay all sales commissions or other similar selling charges with respect to Common Stock sold by them pursuant to a registration. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, and the fees and disbursements of the Company's counsel and accountants, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each stockholder (including the participating members of the National Group) participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered.

     4.  Merger/Acquisition Services.
         ----------------------------

     A.        Services.
               ---------

     During the  Engagement  Period,  the Company and National agree as follows:
National will advise the Company with respect to the structure and financial analysis of potential mergers, exchanges of capital stock, asset acquisitions or other similar business combinations, including equity investment in another company (each, a "Business Combination") in which the Company may participate. National may also introduce the Company to persons or entities (each, a "Target Business") with whom the Company may effect a Business Combination. The parties acknowledge and agree that the Company previously has engaged in discussions relating to a possible Business Combination with the entities identified on Schedule A, attached hereto (each, a "Company-identified Business"), and that none of such entities shall be considered a Target Business for purposes of this Agreement.

     B.        Compensation.

     (i) In compensation for the services set forth in 4 (A), the Company agrees to pay National $2,500 monthly due on or before the 1st day of each month during the Engagement Period (the "Business Combination Advisory Fee.")

     (ii) Additionally, the Company agrees that if (a) a Business Combination is consummated with a Target Business, National shall be entitled to a cash fee equal to a percentage of the value of consideration paid for such Business Combination as follows: 5% on the first $1,000,000 of consideration; 4% of the second $1,000,000 of consideration; 3% of the third $1,000,000 of consideration; 2% of the fourth $1,000,000 of consideration; and 1% of the consideration over $4,000,000, and (b) a Business Combination is consummated with a Company-identified Business, National shall be entitled to a cash fee equal to the greater of $5,000 and a percentage of the value of consideration paid for such Business Combination as follows: 2 1/2% on the first
               $1,000,000 of consideration, 2% of the second $1,000,000 of consideration, 1 1/2% of the third $1,000,000 of consideration, 1% of the fourth $1,000,000 of consideration, and .5% of the consideration over $4,000,000 (any cash fee payable under (a) or (b), collectively, the "Business Combination Transaction Fee").

FullNet Communications, Inc.
September 17, 1999
Page 4

     (iii) If the consideration paid by or to the Company in connection with any Business Combination is in securities, the closing price of such securities on the last trading date immediately prior to the closing of the Business Combination shall be deemed to be the value of the consideration as hereinabove used. If the securities are not publicly traded, the value shall be the fair market value of the securities. The monies shall be payable by wire transfer to National at the closing of such Business Combination, except that any Business Combination Transaction Fee in respect of any contingent consideration shall be payable whenever such consideration is paid.

     (iv) For any Business Combination for which National has introduced a Target Business during the Engagement Period, National shall be entitled to receive the Business Combination Transaction Fee with respect to any such Business Combination which is completed by the Company at any time from the date hereof until a period ending twelve months after the termination of the Engagement Period.

     5.  Relationships with Others; Confidentiality.
         -------------------------------------------

     The Company acknowledges that National or its affiliates are in the business of providing investment banking financial advisory and consulting services to others. Nothing herein contained shall be construed to limit or restrict National in conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, National has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by National without prior written consent of the Company. In the event National is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that National will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, National is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, National may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement, National shall deliver to the Company all Confidential Material.

     6.  Financial Advisor's Liability.
         ------------------------------

     In the absence of gross negligence or willful misconduct on the part of National, National shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of National or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.

FullNet Communications, Inc.
September 17, 1999
Page 5

     7.  Limitation Upon the Use of Advice and Services.
         -----------------------------------------------

     (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of National to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of National.

     (b) It is clearly understood that National, for services rendered under this Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by National will, when and if prepared, be done solely on the merits or judgment of analysts of National or any corporate finance personnel of National.

     (c) It is clearly understood that National, for services rendered under this Agreement, makes no commitment whatsoever to make a market in any of the Company's securities on any stock exchange or in any electronic marketplace. Any decision by National to make a market in any of the Company's securities shall be based solely on the independent judgment of National's management, employees, and agents.

     (d) Use of the National's name in annual reports or any other report of the Company or releases by the Company must have the prior approval of National unless the Company is required by law to include National's name in such annual reports, other report or release of the Company, in which event National will be furnished with copies of such annual reports or other reports or releases using National's name in advance of publication by the Company.

     8.  Indemnification.
         ----------------

     Since National shall be acting on behalf of the Company, the Company agrees to indemnify National in accordance with the provisions of Annex A hereto, which is incorporated by reference and made a part hereof.

     9.  Expenses.
         ---------

     The Company shall reimburse National for all of its reasonable actual out-of-pocket expenses, including but not limited to travel, legal fees, printing, and other expenses, incurred in connection with the provision of services hereunder; provided, however, National agrees not to accrue or incur expenses in any monthly period in excess of $5,000 without the consent of the Company. National will not bear any of the Company's legal, accounting, printing or other expenses in connection with any transaction considered or consummated hereby. It also is understood that neither National, nor the directors, employees and agents of National, will be responsible for any fees or commissions payable to any finder or to any other financial or other advisor utilized or retained by the Company. The Company shall deposit herewith $1,000 for reimbursable expenses, such expenses to be billed on a monthly basis and be paid within ten days of receipt.

FullNet Communications, Inc.
September 17, 1999
Page 6

     10. Termination.
         ------------

     This Agreement may be terminated by National or the Company at any time by written notice to the other party, without liability or continuing obligation except as set forth in the following sentence. No termination shall affect: (a) any Financial Advisory Fees or Business Combination Advisory Fees earned by National up to the date of termination, (b) the issuance of the Shares pursuant to Section 3(B)(i) hereof, (c) any Business Combination Transaction Fees payable to National after termination pursuant to Section 4(B)(ii) hereof, (d) the reimbursement of expenses as described in Section 9 hereof, (e) all obligations of the Company under Section 8 hereof, and (f) the Indemnification Provisions attached hereto as Annex A which are incorporated herein, all of which shall remain operative and in full force and effect.

     11. Limitation of Liability.
         ------------------------

     The liability of National pursuant to this Engagement Letter shall be limited to the aggregate fees received by National hereunder, which shall not include any liability for incidental, consequential or punitive damages

     12. Discretion.
         -----------

     Nothing contained herein shall require the Company to enter into any transaction presented to it by National, which decision shall be at the Company's sole discretion.

     13. Severability.
         -------------

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     14. Miscellaneous.
         --------------

     (a)  Any  notice  or   communication   between   parties  hereto  shall  be
          sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed as follows:

      If to the Company, addressed to it at:

         FullNet Communications, Inc.
         200 North Harvey Street, Suite 1704
         Oklahoma City, OK 73102
         Attention:  Timothy J. Kilkenny, President and Chief Executive Officer

         Facsimile number:  (405) 236-8201

FullNet Communications, Inc.
September 17, 1999
Page 7


      With copies to:

         Jeanette C. Timmons, Esq.
         Day Edwards Federman Propester & Christensen, P.C.
         210 Park Ave., Suite 2900
         Oklahoma City, OK 73102

         Facsimile number:  (405) 236-1012

      Or, if to National, addressed to it at:

         National Securities Corporation 1001 Fourth Avenue, Suite 2200 Seattle, Washington 98154
         Attention: ___________________

         Facsimile number:  (206) 343-6106

      With copies to:



     Such notice or other communication shall be deemed to be given on the date of receipt.

     (a) If National shall cease to do business, the provisions hereof relating to duties of National and compensation by the Company as it applies to National shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by National and after any such merger or acquisition shall be binding upon the Company and the corporation surviving such merger or acquisition.

     (b) This Agreement embodies the entire agreement and understanding between the Company and National and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

     (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and National.

     (d) This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington, without giving effect to conflicts of laws.

     (e) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

FullNet Communications, Inc.
September 17, 1999
Page 8

     (f) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective permitted successors, assigns and legal representatives.

     If you are in agreement with the foregoing, please execute and return one copy of this letter to National, along with a check or wire transfer made payable to National Securities Corporation in the amount of $13,500 in accordance with Sections 3, 4, and 9 above (consisting of the sum of $5,000 due upon execution of this agreement, the $7,500 initial monthly payment and the $1,000 deposit due pursuant to paragraph nine above).

                                             Sincerely,

                                             National Securities Corporation


                                             By:/s/ Steven A. Rothstein
                                             --------------------------
                                             Name:  Steven A. Rothstein
                                             Title: Chairman



Agreed to and accepted this 17th day of September, 1999.

FullNet Communications, Inc.


By:/s/  Timothy J. Kilkenny
---------------------------
Name:  Mr. Timothy J. Kilkenny
Title: President and Chief Executive Officer

FullNet Communications, Inc.
September 17, 1999
Page 9


                                     ANNEX A
                                 INDEMNIFICATION

     Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that National Securities Corporation's ("National") role is advisory, FullNet Communications, Inc. (the "Company")
agrees  to  indemnify  and hold  harmless  National,  its  affiliates  and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of National hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of National hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of National, settle compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not National or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of National and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

     The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and National on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to National with respect to National's engagement shall be deemed to be in the same proportion as
(i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which National is engaged to render services bears to (ii) the fees paid to National in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by National pursuant to such engagement (excluding amounts received by National as reimbursement of the expenses).

     The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with National's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

     The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter of National's engagement and (iv) whether or not National shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.